                                                                   EXHIBIT 10.46


                              VLSI TECHNOLOGY, INC.

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                            (EFFECTIVE JUNE 1, 1997)

                                TABLE OF CONTENTS



                                                                                          Page
                                                                                          ----
ARTICLE I      TITLE AND DEFINITIONS......................................................2

ARTICLE II     PARTICIPATION..............................................................4

ARTICLE III    DEFERRAL ELECTIONS.........................................................4

ARTICLE IV     ACCOUNTS...................................................................6

ARTICLE V      VESTING....................................................................7

ARTICLE VI     GENERAL DUTIES............................................................ 8

ARTICLE VII    DISTRIBUTIONS............................................................. 8

ARTICLE VIII   ADMINISTRATION..........................................................  11

ARTICLE IX     MISCELLANEOUS...........................................................  13



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                              VLSI TECHNOLOGY, INC.

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN



        This Plan, effective as of June 1, 1997 (the "Effective Date"), is adopted by VLSI Technology, Inc. (the "Company"), acting on behalf of itself and its designated subsidiaries. Throughout, the term "Company" shall include wherever relevant any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, as determined by the Company.


                                    RECITALS

        1. The Company wishes to establish a supplemental retirement plan for the benefit of a select group of management or highly compensated employees of the Company.

        2. The Company wishes to provide that the plan to be established shall be designated as the VLSI Technology, Inc. Non-Qualified Deferred Compensation Plan (the "Plan").

        3. The Company wishes to provide under the Plan for the payment of vested accrued benefits to Plan participants and their beneficiary or beneficiaries ("Trust Beneficiaries").

        4. The Company wishes to provide under the Plan that the Company shall pay all of the accrued benefits from its general assets.

        5. The Company intends to enter into an agreement (the "Trust Agreement") with a person or persons, including an entity, who shall serve as trustee (the "Trustee") under an irrevocable trust (the "Trust") to be used in connection with the Plan.

        6. The Company wishes to make contributions to the Trust so that such contributions will be held by the Trustee and invested, reinvested and distributed, all in accordance with the provisions of this Plan and the Trust Agreement.

        7. The Company intends that amounts allocated to the Trust and the earnings thereon shall be used by the Trustee to satisfy the liabilities of the Company under the Plan with respect to each Plan participant for whom an Account has been established and such utilization shall be in accordance with the procedures set forth herein.

        8. The Company intends that the Trust be a "grantor trust" with the principal and income of the Trust treated as assets and income of the Company for federal and state income tax purposes.

        9. The Company intends that the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company as provided in the Trust Agreement.

        10. The Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to Plan participants under the Plan prior to actual payment of the vested accrued benefits thereunder.

        NOW THEREFORE, the Company does hereby establish the Plan as follows and does also hereby agree that the Plan shall be structured, held and disposed of as follows:


                                    ARTICLE I

                             TITLE AND DEFINITIONS

1.1     Title.

        This Plan shall be known as the VLSI Technology, Inc. Non-Qualified Deferred Compensation Plan.

1.2     Definitions.

        Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

        "Account" means for each Participant the bookkeeping account maintained by the Committee that is credited with amounts equal to (1) the portion of the Participant's Salary that he or she elects to defer, (2) the portion of the Participant's Commissions that he or she elects to defer, (3) the portion of the Participant's Bonus that he or she elects to defer, (4) Company contributions made to the Plan for the Participant's benefit, and (5) adjustments to reflect deemed earnings pursuant to Section 4.1(d).

        "Beneficiary" or "Beneficiaries" means the beneficiary last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee during the Participant's lifetime.

        "Board of Directors" or "Board" means the Board of Directors of the Company.

        "Bonus" means any incentive compensation other than Commissions that is payable to a Participant in addition to the Participant's Salary.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commissions" means any cash-based commission compensation payable to a Participant.


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        "Committee" means the Committee appointed by the Board to administer the
Plan in accordance with Article VIII.

        "Company" means VLSI Technology, Inc., any successor corporation and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, as determined by the Company.

        "Compensation" means the Salary, Commissions and Bonus that the Participant is entitled to for services rendered to the Company.

        "Disability" means a Participant's long-term disability as defined in the Company's long-term disability plan for employees.

        "Distributable Amount" means the amount credited to a Participant's Account.

        "Effective Date" means June 1, 1997.

        "Eligible Employee" means (i) a common law employee of the Company performing services regularly in the United States who is a vice-president or more senior employee of VLSI Technology, Inc., or (ii) any other employee or category of employee designated by the Committee. Notwithstanding the foregoing, the Committee may determine in writing that an otherwise Eligible Employee shall not be eligible to participate in this Plan.

        "Fund" or "Funds" means one or more of the funds or contracts selected by the Committee pursuant to Section 3.3.

        "Initial Election Period" means June 30, 1997 in the case of an individual who is an Eligible Employee as of the Plan Effective Date; otherwise the 30-day period following the Eligible Employee's date of hire or, if later, upon first becoming an Eligible Employee.

        "Interest Rate" means, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each valuation period, but not less frequently than monthly.

        "Participant" means any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

        "Payment Eligibility Date" means the first day of the month following the calendar quarter in which a Participant terminates employment or dies, or if not such date, as soon as administratively possible thereafter.

        "Plan" means the VLSI Technology, Inc. Non-Qualified Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.



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        "Plan Year" means the 12-consecutive month period beginning January 1 and ending December 31, or, if different, the Company's fiscal year, provided that the first Plan Year shall be a short year beginning June 1, 1997 and ending December 31, 1997.

        "Salary" means the Employee's base salary for the Plan Year. Salary excludes any other form of compensation such as bonuses, restricted stock, proceeds from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowance, or any other amounts included in an Eligible Employee's taxable income that is not compensation for services. Deferral elections shall be computed before taking into account any reduction in taxable income by salary reduction under Code Sections 125 or 401(k), or under this Plan.


                                   ARTICLE II

                                 PARTICIPATION

2.1     Participation.

        An Eligible Employee shall become a Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Section 3.1.


                                   ARTICLE III

                               DEFERRAL ELECTIONS

3.1     Elections to Defer Compensation.

        (a) Initial Election Period. Each Eligible Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

        (b) General Rule. The amount of Compensation which an Eligible Employee may elect to defer is as follows:

               (1)    Any percentage of Salary up to 25%;

               (2)    Any percentage of Commissions up to 100%; and/or

               (3)    Any percentage of Bonus up to 100%;

provided, however, that no election shall be effective to reduce the Compensation paid to an Eligible Employee for a calendar year to an amount that is less than the amount necessary to pay applicable employment taxes (e.g., FICA, hospital insurance) payable with respect to amounts deferred hereunder, amounts necessary to satisfy any other benefit plan withholding obligations, any resulting income taxes payable with respect to Compensation that cannot be so deferred, and any amounts necessary to satisfy any wage garnishment or similar type obligations.

        (c) Effect of Initial Election. An election to defer Compensation during an Initial Election Period shall be effective with respect to Salary and Commissions earned during the first pay period beginning after the Initial Election and to the Bonus payable for the Plan Year with respect to which the election is made.

        (d) Duration of Compensation Deferral Election. Any Compensation deferral election made under paragraph (a) or paragraph (e) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant's Compensation, until changed or terminated in accordance with the terms of this paragraph (d); provided, however, that such election shall terminate for any Plan Year for which the Participant is not an Eligible Employee. A Participant may increase, decrease or terminate his or her Compensation deferral election, effective for Compensation earned during pay periods beginning after the beginning of the next succeeding Plan Year, by filing a new election, in accordance with the terms of this Section 3.1, with the Committee on or before the preceding December 15.

        (e) Elections Other Than Elections During the Initial Election Period. Any Eligible Employee who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior deferral election may elect to again defer Compensation, by filing an election, on a form provided by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Compensation must be filed on or before December 15 and will be effective for Salary and Commissions earned during pay periods beginning on and after the following January 1 and the Bonus paid with respect to services performed in the Plan Year beginning on the following January 1.

3.2     Company Contributions.

        The Company may, in its sole discretion, make discretionary contributions to the Accounts of one or more Participants at such times and in such amounts as the Board may determine. Unless and until the Board or the Committee determines otherwise, for each Plan Year the Company shall make a matching contribution for the benefit of each Participant in an amount equal to the lesser of (i) fifty percent (50%) of the compensation deferred by the Participant with respect to such Plan Year under both this Plan and the Company's 401(k) plan, or (ii) three percent (3%) of the Participant's Compensation for the Plan Year, reduced by any Company matching contributions allocated to the Participant's matching contribution account under the 401(k) plan during the Plan Year; provided, however, that the total Company matching contribution with respect to such Plan Year under both this Plan and the Company's 401(k) plan shall not exceed the lesser of (i) one-half (1/2) of the dollar limit in effect for such Plan Year under Section 402(g)(1) of the Code (or any successor provision), or (ii) three percent (3%) of the dollar limit in effect for such Plan Year under Section 401(a)(17) of the Code (or any successor provision).

3.3     Investment Elections.

        The Committee may, in its discretion, provide each Participant with a list of investment Funds available for hypothetical investment, and the Participant may designate, in a manner specified by the Committee, one or more Funds that his or her Account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that Account. The Committee may, from time to time, in its sole discretion select a commercially available fund or contract to constitute the Fund actually selected. The Interest Rate of each such commercially available fund or contract shall be used to determine the amount of earnings to be credited to Participants' Accounts under Section 4.1(d).

        In making the designation pursuant to this Section 3.3, the Participant may specify that all or any 1% multiple of his or her Account be deemed to be invested in one or more of the Funds offered by the Committee. Subject to such limitations and conditions as the Committee may specify, a Participant may change the designation made under this Section 3.3 in such manner and at such time or times as the Committee shall specify. If a Participants fails to elect a Fund under this Section 3.3, he or she shall be deemed to have elected a money market fund.

        The Company may, but need not, acquire investments corresponding to those designated by the Participants hereunder, and it is not under any obligation to maintain any investment it may make. Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which no Participant shall have any interest.


                                   ARTICLE IV

                                    ACCOUNTS

4.1     Participant Accounts.

        The Committee shall establish and maintain an Account for each Participant under the Plan. Each Participant's Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to an investment fund or contract elected by the Participant pursuant to Section 3.3. A Participant's Account shall be credited as follows:

        (a) As soon as practicable following the end of each applicable pay period, the Committee shall credit the investment fund subaccounts of the Participant's Account with an amount equal to Salary and Commissions deferred by the Participant during each pay period in accordance with the Participant's election; that is, the portion of the Participant's deferred Salary and Commissions that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund.

        (b) As soon as practicable after each Bonus or partial Bonus would have been paid, the Committee shall credit the investment fund subaccounts of the Participant's Account with an amount equal to the portion of the Bonus deferred by the Participant's election; that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund.

        (c) As soon as practicable after the last day of the Plan Year or such earlier time or times as the Committee may determine, the Committee shall credit the investment fund subaccounts of the Participant's Account with an amount equal to the portion, if any, of any Company contribution made to or for the Participant's benefit in accordance with Section 3.2; that is, the portion of the Participant's Company contribution, if any, that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund.

        (d) At such time or times as the Committee may determine, but not less frequently than monthly, each investment fund subaccount of a Participant's Account shall be credited with earnings in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding valuation period by the Interest Rate for the corresponding Fund selected by the Company.


                                    ARTICLE V

                                     VESTING

5.1     Account.

        (a) Compensation Deferrals. A Participant's Account attributable to Salary, Commissions and Bonus deferred by a Participant pursuant to the terms of this Plan, together with any amounts credited to the Participant's Account under
Section 4.1(d) with respect to such deferrals, shall be 100% vested at all times.

        (b) Company Contributions. The value of a Participant's Account attributable to any Company contributions pursuant to Section 3.2 shall vest at such time or times as the Board shall specify in connection with any such contributions. Unless otherwise specified by the Board or the Committee, Participants shall be 100% vested in such amounts, together with any amounts credited to the Participant's Account under Section 4.1(d) with respect to such amounts.


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

                                   ARTICLE VI

                                 GENERAL DUTIES

        6.1 Trustee Duties. The Trustee shall manage, invest and reinvest the Trust Fund as provided in the Trust Agreement. The Trustee shall collect the income on the Trust Fund, and make distributions therefrom, all as provided in this Plan and in the Trust Agreement.

        6.2 Company Contributions. While the Plan remains in effect, the Company shall make contributions to the Trust Fund at least once each quarter. The amount of any quarterly contribution shall be at the discretion of the Committee. As soon as practicable after the close of each calendar year, the Company shall make an additional contribution to the Trust Fund to the extent that previous contributions to the Trust Fund for the current calendar year are not equal to the total of the Compensation deferrals made by each Participant plus Company contributions, if any, accrued as of the close of the current calendar year. The Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay all accrued benefits under the Plan in accordance with the terms of this Plan.

        6.3 Department of Labor Determination. In the event that any Participants are found to be ineligible, that is, not members of a select group of highly compensated employees, according to a determination made by the Department of Labor, the Committee shall take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participants.


                                   ARTICLE VII

                                  DISTRIBUTIONS

        7.1   Distribution of Deferred Compensation.

        (a) In the case of a Participant who terminates employment with the Company as a result of Disability, death or who terminates employment with the Company with a minimum of five years of employment with the Company, the Distributable Amount shall be paid to the Participant (and after his death to his or her Beneficiary) in the form of substantially equal quarterly installments over 15 years beginning on his or her Payment Eligibility Date. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee within 30 days of the date the Eligible Employee first becomes a Participant:

                (1) a cash lump sum payable on the Participant's Payment Eligibility Date, and

                (2) quarterly installments over five or 10 years beginning on the Participant's Payment Eligibility Date.



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

        Notwithstanding the foregoing, a Participant described above may change his or her form of distribution to one of the optional forms listed above provided that his or her election is filed with the Committee at least one year prior to his or her Payment Eligibility Date.

        To the extent the Distributable Amount is paid in installments, the Participant's Account shall continue to be credited with earnings pursuant to
Section 4.1(d) of the Plan and the installment amount shall be adjusted annually to reflect gains and losses until all amounts credited to his or her Account under the Plan have been distributed. Notwithstanding this subsection, if the Participant's Distributable Amount is $20,000 or less, the Distributable Amount shall automatically be distributed in the form of a cash lump sum on the Participant's Payment Eligibility Date.

        (b) In the case of a Participant whose Payment Eligibility Date occurs prior to the date on which the Participant attains a minimum of five years of employment with the Company and for reasons other than Disability or death, the Distributable Amount shall be paid to the Participant in the form of a cash lump sum on the Participant's Payment Eligibility Date.

        (c) If the Participant is in pay status at the time of death, the Beneficiary shall be paid the remaining quarterly installments as they come due.

7.2     Early Distributions -- Payout.

        Notwithstanding Section 7.1, in connection with each election to defer Compensation, a Participant may elect to receive a payout of such deferred Compensation and its associated Company contributions, if any, prior to terminating employment with the Company by filing an election (a "Payout Election"). The Payout Election shall be made on a form provided by the Committee and shall be subject to such terms and conditions as the Committee may specify. A Payout Election shall entitle the Participant to receive a lump sum payment in an amount that is equal to the deferred Compensation and the associated Company Contribution, if any, plus earnings credited in the manner provided in Section 4.1(d) above on that amount, determined at the time that the payout becomes payable. A Payout Election may not specify a date that is within five years of the date of such Election. In the event the Participant's employment with the Company terminates for any reason, the Participant's Payout Election, if any, shall be disregarded, and the distribution of the Participant's Distributable Amount shall be governed by Section 7.1.

7.3     Early Distributions -- Withdrawal.

        Participants shall be permitted to request to withdraw amounts from their Accounts prior to termination of employment with the Company ("Early Distributions"). Upon receiving a withdrawal request, the Committee shall determine, in its sole discretion, whether to permit any such withdrawal and the amount, if any, to be withdrawn, subject to the following restrictions:

        (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

        (b) The amount payable to a Participant in connection with an Early Distribution shall in all cases equal 90% of the amount requested by the Participant or, if lesser, 90% of the withdrawal amount approved by the Committee; provided, however, that the maximum amount payable to a Participant in connection with an Early Distribution shall be 90% of the Distributable Amount as of the end of the calendar month in which the Early Distribution election is made.

        (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

        (d) If a Participant receives an Early Distribution, the remaining portion of the requested or approved amount, as applicable (i.e., 10% of such amount), shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respects to such forfeited amount.

        (e) If a Participant receives an Early Distribution, the Participant shall be ineligible to Participate in the Plan for the balance of the Plan Year in which the Early Distribution occurs and the following Plan Year.

        (f) An Early Distribution pursuant to this Section 7.3 of less than 90% of the Participant's Distributable Amount shall be made pro rata from his or her assumed investments according to the balances in such investments. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 7.3 shall be made as soon as practicable after approval of such request by the Committee.

7.4     Unforeseeable Emergency.

        The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of a Participant's Account because of an Unforeseeable Emergency at any time. "Unforeseeable Emergency" shall mean an unforeseeable, severe financial condition resulting from (a) a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant, as determined by the Committee in accordance with uniform rules adopted by it. Distribution pursuant to this subsection of less than the Participant's entire interest in the Plan shall be made pro rata from his or her assumed investments according to the balances in such investments. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this subsection shall be made as soon as practicable after approval of such request by the Committee.

7.5     Inability To Locate Participant.

        In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the Participant's Payment Eligibility Date, the amount allocated to the Participant's Deferral

Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit (calculated immediately prior to the forfeiture) shall be reinstated without interest or earnings.


                                  ARTICLE VIII

                                 ADMINISTRATION

8.1     Committee.

        A Committee shall be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

8.2     Committee Action.

        The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The chairman or any other member or members of the Committee designated by the chairman may execute any certificate or other written direction on behalf of the Committee.

8.3     Powers and Duties of the Committee.

        (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                (1) To select the funds or contracts to be the Funds in accordance with Section 3.3 hereof;

                (2) To construe and interpret the terms and provisions of this Plan;

                (3) To amend, modify, suspend or terminate the Plan in accordance with Section 9.4;



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

                (4) To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries and to direct the Trustee as to the distribution of Plan assets;

                (5) To maintain all records that may be necessary for the administration of the Plan;

                (6) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                (7) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

                (8) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

8.4     Construction and Interpretation.

        The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

8.5     Information.

        To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may reasonably require.

8.6     Compensation, Expenses and Indemnity.

        (a) The members of the Committee shall serve without compensation for their services hereunder.

        (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

        (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

8.7     Quarterly Statements.

        Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Account on a quarterly basis.


                                   ARTICLE IX

                                  MISCELLANEOUS

9.1     Unsecured General Creditor.

        Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

9.2     Restriction Against Assignment.

        The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

9.3     Withholding.

        There shall be deducted from each payment made under the Plan all taxes which are required to be withheld by the Company in respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

9.4     Amendment, Modification, Suspension or Termination.

        The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account, provided that a termination or suspension of the Plan or any Plan amendment or modification that will significantly increase costs to the Company shall be approved by the Board. In the event that this Plan is terminated, the disposition of the amounts credited to a Participant's Account shall be at the sole discretion of the Committee.

9.5     Governing Law.

        This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

9.6     Receipt or Release.

        Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.7     Payments on Behalf of Persons Under Incapacity.

        In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

9.8     No Employment Rights.

        Participation in this Plan shall not confer upon any person any right to be employed by the Company or any other right not expressly provided hereunder.

9.9    Headings, etc. Not Part of Agreement.

        Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

        IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this 9 day of May, 1997.


                                       VLSI TECHNOLOGY, INC.


                                       By: /s/ LARRY L. GRANT
                                           -------------------------------------
                                       Title: V.P. General Counsel and Secretary
                                              ----------------------------------

                                   EXHIBIT A

                                 AMENDMENT ONE
                          TO THE VLSI TECHNOLOGY, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                AUGUST 20, 1997

     Section 3.1(b) of the VLSI Technology, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") is hereby amended, effective with respect to Plan years beginning on and after January 1, 1998, as follows:

     3.1  Elections to Defer Compensation

          (b) General Rule. The amount of Compensation which an Eligible Employee may elect to defer is as follows:

               (1)  Any percentage of Salary up to 100%;

               (2)  Any percentage of Commissions up to 100%; and /or

               (3)  Any percentage of Bonus up to 100%;

          provided, however, that no election shall be effective to reduce the Compensation paid to an Eligible Employee for a calendar year to an amount that is less than the amount necessary to pay applicable employment taxes (e.g., FICA, hospital insurance) payable with respect to amounts deferred hereunder, amounts necessary to satisfy any other benefit plan withholding obligations, as resulting income taxes payable with respect to Compensation that cannot be so deferred, and any amounts necessary to satisfy any wage garnishment or similar type obligations.

     To the extent not inconsistent with this Amendment, the terms of the Plan shall remain in full force and effect.

                                   VLSI TECHNOLOGY, INC.


                                   By: /s/  LARRY L. GRANT
                                    -------------------------------------------
                                     LARRY L. GRANT
                                     V.P., Gen. Counsel & Sec.

                             VLSI TECHNOLOGY, INC.

                         COMPENSATION COMMITTEE OF THE

                               BOARD OF DIRECTORS

                                  RESOLUTIONS



RATIFICATION OF AMENDMENTS TO THE DEFERRED COMPENSATION PLAN

WHEREAS, on March 5, 1997 the Compensation Committee of the Board of Directors (the "Compensation Committee") of VLSI Technology, Inc. (the "Corporation") approved the establishment of a Non-Qualified Deferred Compensation Plan (the "Plan") whereby a select group of management or highly compensated employees may voluntarily defer a portion of their compensation, and such Plan has been amended; and

WHEREAS, on August 20, 1997 the Compensation Committee approved an amendment to the Plan; and

WHEREAS, the Corporation wishes to incorporate further amendments to the Plan.

NOW, THEREFORE, BE IT

RESOLVED: That the Compensation Committee of the Board of Directors of VLSI Technology, Inc. (the "Corporation") hereby ratifies and approves the following additional amendments to be made a part of its Non-Qualified Deferred Compensation Plan (the "Plan"):

     1.  Non-employee directors shall be eligible to participate in the Plan;

     2.  Maximum salary deferral of 100%;

     3. In addition to the quarterly payout election, there shall be an annual installment payout election;

     4. Participants may direct a different payout if death occurs while participant is on an installment payout (as opposed to continuing same payout participant was on at the time of death);

     5. Payout shall be in the first quarter after separation from employment, if less than five years service; and

     6. Participants may revoke payout at any time prior to payout, but no more than twice.

RESOLVED FURTHER: That the proper officers of this Corporation are authorized and directed to execute all documents and to take any and all action as they may deem necessary or advisable in order to carry out and perform the purposes of these resolutions and all such prior actions taken by the officers in connection herewith are ratified and approved.